Exhibit 99.1

Charlotte’s Web Responds to New Regulatory Developments in California Affecting the Sale of Hemp CBD Products

LOUISVILLE, Colo. - Sept 24, 2024 - (TSX: CWEB) (OTCQX: CWBHF) Charlotte's Web Holdings, Inc. ("Charlotte's Web" or the "Company"), the market leader in cannabidiol (CBD) hemp extract wellness products, stands in firm opposition to the new regulations in California that restrict the sale of many ingestible full-spectrum hemp CBD products that meet federal requirements. As a leader in the hemp industry, the Company will continue working directly with the Governor and state legislators to push for changes or new legislation to preserve consumer access to non-intoxicating hemp-derived products in California. Charlotte's Web is actively collaborating with industry group, One Hemp, and consumer advocacy group, Coalition for Access Now, to support access to hemp-derived wellness products in California.

"While we fully support efforts to regulate synthetic and intoxicating products, we strongly oppose the inclusion of non-intoxicating, natural CBD products within this regulatory framework," said Bill Morachnick, Chief Executive Officer of Charlotte's Web. "We believe these regulations are overreaching and unnecessarily restrict access to safe, non-intoxicating hemp products by lumping them in with an entirely different class of products. Other states like Colorado and Virginia have set shining examples of how to clean up the market while safeguarding products that consumers depend upon for their health and wellness."

On September 23, 2024, California's Office of Administrative Law approved new emergency regulations filed by the California Department of Public Health as part of Governor Gavin Newsom's response to the failure of Bill AB 2223 to pass through the state legislature. Bill AB 2223 was designed to regulate intoxicating Delta-8 products; however, it did not have the merits or nuanced language to pass through the Senate Appropriations Committee. These new emergency regulations, effective immediately, circumvent the legislative process and impose significant limitations on the manufacture, distribution, and sale of a wide range of hemp-derived CBD products in California, including non-intoxicating, natural CBD products used by 5.4 million Californians.

The Governor’s office has stated that the emergency regulations are necessary to ensure consumer safety and to close gaps in the oversight of hemp-derived products, particularly those containing Delta-8 THC. Yet, the overly broad language also impacts the sale, distribution and package size of non-intoxicating, natural CBD products like those offered by Charlotte’s Web, including products without detectable THC that are NSF Certified for Sport®.

Consumers who rely on non-intoxicating hemp products will face limited access as 57% of the cities and counties in the state do not allow any retail cannabis business.

Jared Stanley, a founding member of One Hemp, stated, "We have supported efforts to address bad actors in the hemp industry, but we were shocked that responsible hemp companies were included in this overreach. These companies have long advocated for quality and safety standards backed by science and research. The Governor's decision will harm the good actors in the industry and have dire consequences for families and veterans who depend on these products for their quality of life."

The new regulations will directly impact the sale of many of Charlotte's Web's ingestible full-spectrum and broad-spectrum hemp extract CBD products in California. The impact is limited to California and is not anticipated to materially affect the Company's overall 2024 sales and revenue. Charlotte's Web is evaluating the longer-term implications, alternatives and actions for California.

"These products are vital to the well-being of many consumers, particularly those in vulnerable communities, and they must be safeguarded,” added Morachnick. “To help address this, we are exploring alternative solutions in light of these misguided regulations."

Charlotte's Web remains committed to the highest standards of quality, safety, and transparency.

Subscribe to Charlotte's Web investor news.

About Charlotte’s Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Louisville, Colorado, is the market leader in innovative hemp extract wellness products that include Charlotte’s Web whole-plant full-spectrum CBD extracts as well as broad-spectrum CBD certified NSF for Sport®. Charlotte’s Web is the official CBD of Major League Baseball©, Angel City Football Club and the Premier Lacrosse League. Charlotte's Web branded premium quality products start with proprietary hemp genetics that are North American farm-grown using organic and regenerative cultivation practices. The Company's hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBN, CBC, CBG, terpenes, flavonoids, and other beneficial compounds. Charlotte’s Web product categories include CBD oil tinctures (liquid products) CBD gummies (sleep, calming, exercise recovery, immunity), CBN gummies, CBD capsules, CBD topical creams and lotions, as well as CBD pet products for dogs. Through its substantially vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with analytic testing from soil to shelf for quality assurance. Charlotte’s Web products are distributed to retailers and health care practitioners throughout the U.S.A, and online through the Company's website at www.charlottesweb.com.

© Major League Baseball trademarks and copyrights are used with permission of Major League Baseball. Visit MLB.com.

Forward-Looking Information

Certain information provided herein constitutes forward-looking statements or information (collectively, "forward-looking statements") within the meaning of applicable securities laws. Forward-looking statements are typically identified by words such as "may", "will", "should", "could", "anticipate", "expect", "project", "estimate", "forecast", "plan", "intend", "target", "believe" and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. This press release includes forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties, and other factors which may cause actual results, levels of activity, and achievements to differ materially from those expressed or implied by such statements. The forward-looking statements contained in this press release are based on certain assumptions and analysis by management of the Company in light of its experience and perception of historical trends, current conditions and expected future development and other factors that it believes are appropriate and reasonable.

The material factors and assumptions used to develop the forward-looking statements herein include material risk factors that could cause actual results to differ materially from the forward-looking statements including, among others, general economic and market risks, cyber-security risks and those risks and uncertainties discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ending December 31, 2023, and other risk factors contained in other filings with the Securities and Exchange Commission available on www.sec.gov and filings with Canadian securities regulatory authorities available on www.sedarplus.ca. The impact of any one risk, uncertainty, or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent, and the Company's future course of action depends on management's assessment of all information available at the relevant time.

Any forward-looking statement in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. Except as required by applicable law, the Company assumes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. All forward-looking statements, whether written or oral, attributable to the Company or persons acting on the Company's behalf, are expressly qualified in their entirety by these cautionary statements.

For more information:

Media contact:

Media@CharlottesWeb.com

Shareholder contact:

Cory Pala | Director of Investor Relations

(720) 484-8930

Cory.Pala@CharlottesWeb.com